================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 19, 2006

                                KEMET Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                     0-20289                     57-0923789
 ---------------         ------------------------        -------------------
 (State or other         (Commission File Number)           (IRS Employer
   jurisdiction)                                         Identification No.)

          2835 KEMET Way, Simpsonville, SC                      29681
      ----------------------------------------               -----------
      (Address of principal executive offices)                (Zip Code)

        Registrants telephone number, including area code: (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

================================================================================

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 13, 2006, pursuant to the terms of an Asset and Share Purchase Agreement and an Asset Purchase Agreement between KEMET Corporation and certain of its subsidiaries (the "Company") and EPCOS AG, a German corporation ("EPCOS"), the Company completed the purchase of the Tantalum Business Unit of EPCOS. Of the total purchase price of EUR 86.5 million, EUR 78.5 million (approximately $93.5 million) was related to the purchase of all of the issued share capital of EPCOS-Pecas e Componentes Electronicos S.A. and certain other assets of the Tantalum Business Unit of EPCOS. Of the EUR 78.5 million, KEMET paid in cash approximately EUR 68.3 million (approximately $81.3 million) and assumed certain liabilities and working capital adjustments of EUR 10.2 million. As previously announced, the acquisition does not include EPCOS' tantalum capacitor manufacturing facility in Heidenheim, Germany. As a result, KEMET and EPCOS have entered into a manufacturing and supply agreement under which EPCOS will continue to produce product exclusively for KEMET at the Heidenheim facility to ensure a continued supply of product to customers during the transition period. Once the transition is completed in September 2006, KEMET will purchase the Heidenheim manufacturing assets at a cost of EUR 8.0 million.

The purchase price was determined through arms-length negotiations between representatives of the Company and EPCOS. The transaction will be accounted for as a purchase.

EPCOS is a manufacturer of passive electronic components headquartered in Munich, Germany. In their fiscal year ending September 30, 2005, EPCOS posted sales of approximately EUR 1.24 billion. EPCOS offers a comprehensive portfolio of about 40,000 different products. EPCOS has design, manufacturing and marketing facilities in Europe, the Americas and Asia. Prior to the closing of the acquisition, there was no material relationship between the Company and EPCOS or any of their respective affiliates, directors or officers, or any associates of any such directors or officers.

The agreements as noted above will be submitted no later than April 20, 2006.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

     In accordance with Item 9.01(a) of Form 8-K, the required financial statements will be filed by amendment under cover of Form 8-K/A no later than 71 days after April 19, 2006.

     (b)  Pro Forma Financial Information.

     In accordance with Item 9.01(b) of Form 8-K, such pro forma financial information will be filed by amendment under cover of Form 8-K/A no later than 71 days after April 19, 2006.

(d)  Exhibits.

     The following documents related to the purchase of the Tantalum Business Unit of EPCOS are being filed as exhibits to this Form 8-K:

     99.1       News Release issued by the Company on April 13, 2006.

                                    Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 19, 2006
                                                     KEMET Corporation

                                                     /s/ D. E. Gable
                                                     ---------------------------
                                                     David E. Gable
                                                     Senior Vice President and
                                                     Chief Financial Officer

                                        3